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                                                                    Exhibit 99.1


                       FIRST VIRTUAL COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet for First Virtual Communications, Inc. (the "Company") gives effect to the following two equity transactions as if each such had occurred on September 30, 2003:

      - On September 30, 2003, the Company entered into an Equity Investment Agreement with Net One Systems Co., Ltd. ("Net One"). Pursuant to the agreement, Net One was authorized to return products previously purchased from the Company for approximately $1.5 million, net of $75,000 of expenses, in exchange for shares of common stock of the Company. The Company had not recognized these prior shipments as revenue, but had recorded the transactions as deferred revenue. On October 8, 2003, the Company issued 642,921 shares of the Company's common stock to Net One at $2.45 per share as consideration for the returned products.

      - On November 7, 2003, the Company entered into definitive agreements to sell approximately 5.7 million shares of the Company's common stock in a private placement with institutional investors, at a purchase price of $1.79 per share. The transaction closed on November 12, 2003, resulting in gross proceeds to the Company of approximately $10.3 million, or approximately $8.5 million net of placement fees and expenses, which expenses include a warrant with a Black Scholes value of approximately $800,000 issued to the placement agent as partial consideration for services rendered in connection with the private placement, resulting in net cash proceeds to the Company of approximately $9.3 million. Investors in the private placement also received warrants to purchase up to
            2.9 million shares of the Company's common stock at an exercise price of $1.79 per share. The warrants have a five year life. The warrant received by the placement agent is a warrant to purchase 458,592 shares of the Company's common stock at an exercise price of $2.15 per share. This warrant also has a five year life.

This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the financial position that might have been achieved had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of the financial position that may occur in the future. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003 gives effect to the equity transactions described above and related Pro Forma accounting adjustments, as if such equity transactions had occurred on September 30, 2003. The adjustments relating to these equity transactions are described in the Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet included below.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the three months ended September 30, 2003.

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
               (in thousands, except per share amounts; unaudited)


                                                                                                 September 30, 2003
                                                                                    ---------------------------------------------
                                                                                    AS FILED (A)    ADJUSTMENTS     PRO FORMA (B)
                                                                                    ------------   --------------   -------------
ASSETS
Current assets:
       Cash and cash equivalents                                                      $  6,487       $ 10,261(2)      $     --
                                                                                                         (739)(3)       16,009
       Short-term investments                                                               86             --               86
       Accounts receivable, net                                                          2,408             --            2,408
       Inventory, net                                                                        -             --                -
       Prepaids and other current assets                                                   992             --              992
                                                                                     ---------        -------        ---------
           Total current assets                                                          9,973          9,522           19,495
Property and equipment, net                                                              1,109             --            1,109
Other assets                                                                               776             --              776
Intangible assets, net                                                                   3,374             --            3,374
                                                                                     ---------        -------        ---------
                                                                                      $ 15,232        $ 9,522         $ 24,754
                                                                                     =========        =======        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                                                $ 1,404          $ 222(3)       $ 1,626
       Current portion of long-term debt                                                 1,000             --            1,000
       Accrued liabilities                                                               6,015         (1,500)(1)        4,515
       Deferred revenue                                                                  4,602             --            4,602
                                                                                     ---------        -------        ---------
           Total current liabilities                                                    13,021         (1,278)          11,743

Long-term debt, net of current portion                                                   1,750             --            1,750

Stockholders' equity:
       Convertible Preferred Stock, $.001 par value; 5,000,000 shares authorized;
         27,437 shares issued and outstanding, respectively                                 --             --                -
       Common stock, $.001 par value; 100,000,000 shares authorized; As filed
         (A): 8,135,982 shares issued and outstanding; Pro forma (B): 14,511,311
         shares issued and outstanding                                                      40              1(1)
                                                                                                            5(2)            46
       Additional paid-in capital                                                      119,331          1,499(1)            --
                                                                                                       10,256(2)            --
                                                                                                       (1,756)(3)           --
                                                                                                          795(3)       130,125

       Accumulated other comprehensive loss                                               (310)            --             (310)
       Accumulated deficit                                                            (118,600)            --         (118,600)
                                                                                     ---------        -------        ---------
           Total stockholders' equity                                                      461         10,800           11,261
                                                                                     ---------        -------        ---------
                                                                                     $  15,232        $ 9,522        $  24,754
                                                                                     =========        =======        =========

See attached Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(A) As filed with the Securities and Exchange Commission in the Company's Quarterly report on Form 10-Q for the three months ended September 30, 2003.

(B) To reflect the impact of the equity transactions described above as if each such transaction had occurred on September 30, 2003.


NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) To reflect the effect of the Net One transaction on the Balance Sheet. In the transaction a distributor returned goods previously purchased goods for approximately $1.5 million in exchange for 642,921 shares of the Company's common stock. The previously purchased goods were reclassified from deferred revenue to accrued liabilities in the September 30, 2003 Balance Sheet. The adjustment reverses this accrued liability.

(2) To reflect the proceeds received from the private placement to the institutional investors that closed on November 12, 2003 as if the transaction had occurred on September 30, 2003. The proceeds have been allocated based on the relative fair value between the common stock and the warrants to purchase common stock issued to the investors. The amount of proceeds allocated to the warrants is approximately $ 2.8 million. The fair value of the warrants has been estimated using the Black Scholes method with an expected term of 5 years, volatility of 113 % and a risk free interest rate of 3.47%. The amount of proceeds allocated to the warrants has been included in Additional paid-in capital.

(3) To reflect the paid and accrued transaction costs as a reduction in the proceeds from the private placement to the institutional investors. Total transaction costs are approximately $ 1.8 million and consist of placement fees paid to the placement agent, incurred legal and accounting fees associated with the private placement and the fair value of a warrant to purchase 458,592 shares of the Company's common stock issued to the placement agent. The fair value of the warrant is estimated to be approximately $800,000 based on the Black Scholes model, with a term of 5 years, volatility of 113% and risk free interest rate of
3.45 %. The fair value of the warrant is recorded as an increase to Additional paid-in capital.